MUELLER WATER PRODUCTS EXPANDS STOCK REPURCHASE AUTHORIZATION BY $300 MILLION AND INCREASES QUARTERLY DIVIDEND BY 14.3% ATLANTA, October 22, 2026 - Mueller Water Products, Inc. (NYSE: MWA), a leading manufacturer and marketer of products and solutions used in the transmission, distribution and measurement of water in North America, announced that its Board of Directors (the “Board”) has approved a $300 million increase to the existing common stock repurchase authorization. The Board also declared today a $0.08 per share quarterly dividend, a 14.3% increase compared with the prior quarterly dividend. “Our decision to increase the quarterly dividend and expand our share repurchase authorization reflects our confidence in Mueller’s strategy supported by the disciplined execution of the Mueller Operating System. With our strong balance sheet and ability to generate cash, we can continue investing in the business while returning capital to shareholders. The expanded authorization gives us added flexibility to repurchase shares opportunistically when we believe they are undervalued,” said Paul McAndrew, President and Chief Executive Officer of Mueller Water Products. $300 Million Stock Repurchase Authorization The Board increased the common stock repurchase program authorization by $300.0 million, bringing the total existing common stock repurchase authorization to $334.5 million, including the existing stock repurchase authorization. The Company repurchased $30.5 million of common stock in fiscal 2026, including $15.0 million in the fourth quarter ending September 30, 2026. Repurchases under the program may be made in the open market, in privately negotiated transactions or by other means, including through trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, accelerated share repurchase arrangements and tender offers, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market and business conditions, prevailing stock prices, and contractual limitations, among other factors. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, or at any specific time or intervals, and may be modified, suspended or terminated at any time at the Company’s discretion. Quarterly Dividend Increase The Board has declared a $0.08 per share quarterly dividend, representing a 14.3% increase from the $0.07 per share dividend paid in the fourth quarter of fiscal 2026. The dividend is payable on or about November 19, 2026, to stockholders of record as of the close of business on November 9, 2026.

Forward-Looking Statements This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. These include statements regarding the Company’s strategy, execution, financial position, ability to generate cash, capital allocation priorities, the anticipated timing, amount and manner of repurchases under the Company’s stock repurchase program, the payment of the quarterly dividend and the Company’s ability to return capital to shareholders. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions, and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors. These factors include the Company’s ability to generate sufficient cash flow to fund its operations, investments in the business, dividends and share repurchases; changes in the market price of the Company’s common stock; general economic, market and business conditions; the availability of alternative uses of capital; contractual and legal limitations on the Company’s ability to pay dividends or repurchase shares; the Board’s discretion to modify, suspend or terminate the stock repurchase program or to change future dividend declarations; the Company’s ability to execute its strategy, including the Mueller Operating System, and the other factors described in the section entitled “RISK FACTORS” in Item 1A of the Company’s most recent Annual Report on Form 10-K and in later filings on Form 10-Q, as applicable. Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. About Mueller Water Products, Inc. Mueller Water Products, Inc. is a leading manufacturer and marketer of products and solutions used in the transmission, distribution and measurement of water in North America. Our broad portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products, and software that provides critical water system data. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com. Mueller refers to one or more of Mueller Water Products, Inc. (MWP), a Delaware corporation, and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. Investor Relations Contact: Whit Kincaid 770-206-4116 wkincaid@muellerwp.com Media Contact: Jenny Barabas 470-806-5771 jbarabas@muellerwp.com